UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _)

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

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ADAMIS PHARMACEUTICALS CORPORATION

11682 El Camino Real, Suite 300
San Diego, CA  92130

SUPPLEMENT NO. 1 TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 20, 2020

This Supplement No. 1 (the “Supplement”) supplements the definitive proxy statement filed on Schedule 14A by Adamis Pharmaceuticals Corporation (the “Company”) on July 10, 2020 (the “Proxy Statement”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2020 Annual Meeting of Stockholders to be held at 10:00 a.m. Pacific Time on August 20, 2020, and any adjournment or postponement thereof (the “Annual Meeting”). There is no physical location for the Annual Meeting. You will be able to attend, vote and submit questions during the meeting at www.virtualshareholdermeeting.com/ADMP2020.

The purpose of this Supplement is to provide certain additional information about Proposal No. 3 described in the Proxy Statement, and certain additional disclosures concerning Proposal No. 4. Proposal No. 3 (the “reverse stock split proposal”) requests that the stockholders approve an amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to effect a reverse stock split (the “Reverse Stock Split”) of our outstanding shares of common stock (the “Common Stock”), if our Board of Directors (the “Board”) in its discretion determines to effect a Reverse Stock Split at any time before December 31, 2020, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by the Board.  Proposal No. 4 requests that the stockholders approve the Company’s 2020 Equity Incentive Plan (the “Plan”). Capitalized terms used in this Supplement and not otherwise defined have the meanings given to them in the Proxy Statement. This Supplement supplements and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement. This Supplement has been made available electronically together with the Proxy Statement, and the Company’s annual report on Form 10-K for the year ended December 31, 2019, at www.adamispharmaceuticals.com. You may also access the Company’s filings through the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

This Supplement does not change the proposals to be acted on at the Annual Meeting or our Board’s recommendations with respect to the proposals, which are described in the Proxy Statement. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered when voting your shares using one of the methods described in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING DEFINITIVE PROXY STATEMENT, EACH DATED JULY 10, 2020.

Proposal No. 3 – Amendment to the Company’s Restated Certificate of Incorporation to Effect a Reverse Stock Split of Common Stock

As disclosed in the Proxy Statement, the Company is requesting, in Proposal No. 3 in the Proxy Statement (the “reverse stock split proposal), approval by the stockholders to adopt and approve an amendment to our Restated Certificate of Incorporation to effect a Reverse Stock Split of our outstanding shares of Common Stock, if our Board of Directors in its discretion determines to effect a reverse stock split at any time before December 31, 2020, at a reverse stock split ratio ranging from 1-for-2 to 1-for-15, as determined by our Board at a later date.

As described on page 19 of the Proxy Statement, the Board approved the reverse stock split proposal with the primary intent of increasing the per share trading price of our Common Stock in order to meet the Nasdaq Capital Market’s price criteria for continued listing on that exchange.  Our Common Stock is publicly traded and listed on the Nasdaq Capital Market under the symbol “ADMP.”  On October 11, 2019, the Company was notified by the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) that it was not in compliance with the minimum bid price rule because the Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by Nasdaq’s listing rules. The Company received additional communications from Nasdaq in April 2020 that ultimately extended the deadline to regain compliance to December 21, 2020.

Recent Developments

On August 5, 2020, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that as a result of the closing bid price of the Company’s Common Stock having been at $1.00 per share or greater for at least ten consecutive business days, from July 22, 2020 to August 4, 2020, the Company has regained compliance with Nasdaq’s minimum bid price requirement under Nasdaq's Marketplace Rule 5550(a)(2) for continued listing of the Common Stock on The NASDAQ Capital Market, and the matter is now closed.

Accordingly, as of the date of this Supplement, the Company is in compliance with Nasdaq’s minimum bid price rule for continued listing of the Common Stock on The NASDAQ Capital Market, and approval of the reverse stock split proposal and implementing a Reverse Stock Split as described in Proposal No. 3 in the Proxy Statement, is not required at this time in order to attempt to regain compliance with that rule.

The Board believes that approval of the reverse stock split proposal is in the best interests of the Company and its stockholders and continues to recommend that the stockholders vote “For” Proposal No. 3 to grant the Board the discretionary authority to effect a Reverse Stock Split. Even though the Company is in compliance as of the date of this Supplement with the Nasdaq minimum bid price rule for continued listing of the Common Stock on The NASDAQ Capital Market, the closing bid price of the Common Stock could decline in the future to be below $1.00 per share for 30 consecutive business days, in which case the Company would likely receive a notice from Nasdaq that the Company no longer complied with the minimum bid price rule, and would likely be given a compliance period of 180 calendar days to regain compliance. In that event, approval of the reverse stock split proposal described in the Proxy Statement would give the Board the discretion to effect a Reverse Stock Split at any time before December 31, 2020, should it determine to carry out a reverse stock split in order to regain compliance with the Nasdaq minimum bid price rule, or for other reasons. In addition, as described in greater detail in the Proxy Statement, the Board recommended approval of the reverse stock split proposal for other reasons, including the Board’s belief that a Reverse Stock Split, should the Board in its discretion determine to implement a Reverse Stock Split before December 31, 2020, and an increase in our stock price may make our Common Stock more attractive to a broader range of institutional and other investors.

As described in Proxy Statement, the Board also recommended approval of the reverse stock split proposal pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) and Warrants entered into in a transaction in February 2020. As described further in the Proxy Statement, under the terms of the Purchase Agreement, the Company agreed to take all corporate action necessary to call a meeting of its stockholders, which is the Annual Meeting, not later than six months after the closing date of the transaction, for the purpose of seeking stockholder approval to complete a “Capital Event,” and to recommend to the stockholders that the stockholders vote in favor of the Capital Event at the meeting and take all commercially reasonable action to solicit the approval of the stockholders for the Capital Event.  If the Capital Event is not approved at the initial such meeting, the Company agreed to call additional meetings of stockholders each four months thereafter to seek stockholder approval until the date that stockholder approval is obtained. Under the transaction documents, a “Capital Event” is defined as the filing of an amendment to the Company’s certificate of incorporation (or similar charter documents) to either (i) increase the number of shares of Common Stock the Company is authorized to issue or (ii) effect a reverse split of the Common Stock, in either event sufficient to permit the exercise in full of the Warrants in accordance with their terms.  Because the Reverse Stock Split would result in a reduction of the total outstanding shares of Common Stock and shares reserved for issuance under outstanding options, restricted stock units, warrants and convertible securities, without a proportionate reduction in the number of authorized shares of Common Stock under the Restated Certificate, the Reverse Stock Split will result in an increase in the number of shares available for issuance in the future, including pursuant to the exercise of the Warrants, and would constitute a Capital Event as defined the Purchase Agreement and Warrants.  Accordingly, the Board is recommending approval of the reverse stock split proposal, among other reasons, pursuant to the terms of the transaction documents and in order to provide for sufficient authorized shares of Common Stock to be issued as Warrant Shares upon any future exercise of the Warrants.

Moreover, as described in the Proxy Statement, if the reverse stock split proposal is approved and the Board subsequently determines to implement a Reverse Stock Split, after the Reverse Stock Split we will have a larger number of authorized unissued shares relative to the number of outstanding shares of Common Stock, and we will have the ability under our Restated Certificate to issue new shares of Common Stock up to the number of authorized shares set forth therein, without further vote of the stockholders of the Company except as required under Delaware corporate law or under the rules of Nasdaq or other securities exchange on which shares of Common Stock of the Company are then listed.  Such additional authorized shares may be issued in the future for a variety of corporate purposes, as described in greater detail in the Proxy Statement. The Board believes that these additional authorized shares would provide the Company with the needed ability to issue shares in the future for a variety of corporate purposes.

As described in the Proxy Statement, if the stockholders approve the reverse stock split proposal, the Board in its discretion could determine to implement the Reverse Stock Split at any time before December 31, 2020.  The Board also may determine in its discretion not to effect the Reverse Stock Split.  If the reverse stock split proposal is approved, no further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.  If the Reverse Stock Split has not been effected before December 31, 2020, the Board will abandon the Reverse Stock Split. By voting in favor of the reverse stock split proposal, you are expressly also authorizing the Board to determine to proceed with a Reverse Stock Split before December 31, 2020, or to delay, not to proceed with, and abandon, a reverse stock split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Proposal No. 4 – 2020 Equity Incentive Plan

As disclosed in the Proxy Statement, the Company is requesting, in Proposal No. 4 in the Proxy Statement, approval by the stockholders of the Company’s new 2020 Equity Incentive Plan (the “Plan”). As described in the Proxy Statement, the Plan includes certain provisions that are designed to protect our stockholders’ interests. One of those provisions relates to a minimum common stock price requirement before initial Awards may be made under the Plan. The Board believes that there is a current need for a pool of shares to be available under a stockholder-approved plan in order to help secure and retain the services of current and new employees and other eligible Plan participants.  However, the Board recognizes that equity awards dilute existing stockholders.  With the goal that awards under the Plan will be made only after the market price of the Company’s Common Stock significantly increases from its levels as of the date of the Proxy Statement, the Plan includes a provision that no Award may be granted, issued or made under the Plan until such time as the fair market value of the Common Stock, which is generally the closing sales price of the Common Stock on the principal stock market on which the Common Stock is traded, has been equal to or greater than $3.00 per share (subject to proportionate adjustment for stock splits, reverse stock splits, and similar events) for at least ten consecutive trading days, after which time Awards may be made under the Plan without regard to any subsequent increase or decrease in the fair market value of the Common Stock.

As described in the Proxy Statement, the $3.00 per share minimum price amount would be proportionately adjusted in the event of stock splits, reverse stock split, and similar events. For example, if the reverse stock split proposal described in the Proxy Statement as Proposal No. 3 is approved and if the Company implemented a Reverse Stock Split, the $3.00 per share amount would be proportionately increased by multiplying $3.00 by the ratio of the Reverse Stock Split that was approved by the Board. For purposes of illustration, if the ratio of a Reverse Stock Split was 1-for-3, then the $3.00 per share minimum price amount specified in the Plan would be proportionately adjusted to be $9.00 per share.

Proxy Voting

If you have not already voted, we urge you to vote by proxy as promptly as possible by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee), or during the virtual Annual Meeting, as described in the Proxy Statement. If you have already voted, you do not need to take any action unless you wish to revoke our proxy or change your vote. If you have previously voted “FOR” Proposal No. 3 and/or Proposal No. 4, your vote will be counted “FOR” the approval of the reverse stock split proposal and “FOR approval of the 2020 Equity Incentive Plan, unless you change or revoke your vote. Important information regarding how to vote your shares and revoke and/or change proxies already cast is available in the Proxy Statement.

The Board continues to recommend a vote “FOR” the reverse stock split proposal, as described above and in the Proxy Statement as Proposal No. 3, and “FOR” the approval of the 2020 Equity Incentive Plan, Proposal No. 4 in the Proxy Statement. We urge you to review the information contained in this Supplement in addition to the Proxy Statement, and if you have already submitted a proxy and wish to change your vote, to do so in the manner described in the Proxy Statement.